Lease Guaranty

THIS LEASE GUARANTY ("Guaranty") is made effective as of August 3, 2012 (the "Effective Date") by NIKOLAS KONSTANT in favor of 1975 BABCOCK ROAD, LLC, a Texas limited liability company ("Landlord").

RECITALS

A.           Landlord and EOS PETRO, INC., a Delaware corporation ("Tenant") have entered into a lease of the real property described on Exhibit "A" attached hereto ("Property") pursuant to a Lease Agreement dated August 3, 2012 ("Lease")

B.            In order to enter into the Lease with Tenant, Landlord requires that this Guaranty be provided by NIKOLAS KONSTANT ("Guarantor"). Guarantor has determined that it will benefit from the Lease to Tenant and has agreed to provide this Guaranty to Landlord.

C.           Concurrently herewith Tenant is entering into a Loan Agreement and Secured Promissory Note with 1225 Babcock, LLC, a Texas limited liability company, an affiliate of Landlord ("Holder") providing for a $300,000 loan (the "Loan") from Holder to Tenant.

D.           As used herein, "Lease Documents" means the Lease and all other documents and agreements made by Tenant in connection with the Lease, as amended, modified, renewed or extended from time to time. "Credit" means all rent, late charges, interest, taxes, utility charges, insurance premiums and all other charges, expenses and amounts payable by Tenant to Landlord pursuant to the Lease Documents. "Security" includes all guaranties of any Credit, all interests in real or personal property securing the payment of any Credit or any guaranties of any Credit, and all other agreements, rights or interests insuring or guaranteeing payment of any Credit. "Lease Obligations" means all of the covenants, obligations and liabilities of Tenant and Guarantor, if any, under the Lease Documents, including the payment of the Credit when due.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Guarantor agree as follows:

1            Guaranty. Guarantor unconditionally guarantees the prompt payment when due of the Credit and the performance of the Lease Obligations and shall indemnify Landlord and hold Landlord harmless from any costs and expenses in any way arising out of Tenant's failure to repay the Credit or perform the Lease Obligations according to their terms. Notwithstanding anything to the contrary contained in this Guaranty, the foregoing guaranty of the Lease Obligations shall terminate and be of no further force or effect upon repayment in full of the Loan.

2.           Warranties.

(a)          Capacity. Guarantor has taken all necessary action to incur the obligations of this Guaranty and to execute, deliver and perform this Guaranty.

(b)          Inducement to Landlord; Waivers. Guarantor [1] acknowledges that Landlord would not have extended the Credit to Tenant and will not continue to extend Credit to Tenant but for this Guaranty; [2] warrants that Guarantor has given this Guaranty to induce Landlord to extend and to continue to extend Credit to Tenant; [3] agrees that Landlord may rely on this Guaranty in extending future Credit to Tenant without notice to Guarantor; [4] warrants that Guarantor has received good and valuable consideration for this Guaranty, [5] waives acceptance of this Guaranty; [6] warrants that Guarantor has not given this Guaranty in reliance upon the existence of any Security; [7] acknowledges receipt of notice of al l Credit extended before this date; [8] waives notice of any Credit extended after this date; [9] waives protest and any other notice of failure to pay the Credit or to perform any agreement relating to any Credit or Security; [10] acknowledges that Guarantor has read this Guaranty, the Lease and all other documents in connection with the Lease; and [11] acknowledges that Guarantor understands and agrees to Guarantor's obligations under this Guaranty.

(c)          No Reliance on Information about Tenant from Landlord. Guarantor [1] warrants that Guarantor has not relied on any information about Tenant, the Security or any guarantor of the Credit provided directly or indirectly by Landlord, [2] warrants that Guarantor is familiar with. Tenant, Tenant's affairs, and the Security; [3] warrants that Guarantor has had ample opportunity to investigate Tenant, Tenant's affairs, the Security, and the effect that the Credit will have; [4] warrants that Guarantor has been provided all information concerning Tenant, Tenant's affairs, and the Security that Guarantor has requested; [5] warrants that Guarantor has had adequate opportunity to seek and evaluate professional advice concerning Tenant, the Security and this Guaranty from advisors of Guarantor's choosing, including financial and legal advice; and [6] agrees that Guarantor shall not rely on any information provided by Landlord about Tenant or the Security, including any other guarantor. Guarantor shall continue to investigate and evaluate Tenant and the Security independently throughout the term of this Guaranty, and Landlord has no obligation to provide Guarantor any information about Tenant or the Security.

(d)          No Insolvency. On the date of Guarantor's entering into this Guaranty and after giving effect to all indebtedness of Guarantor, Guarantor reasonably believes that [1] Guarantor will be able to pay Guarantor's obligations as they become due and payable; [2] the present fair saleable value of Guarantor's assets exceeds the amount that will be required to pay Guarantor's probable liability on its obligations as the same become absolute and mature; [3] the sum of Guarantor's property at a fair valuation exceeds Guarantor's indebtedness; and [4] Guarantor will have sufficient capital to engage in Guarantor's businesses. The proceeds of the Credit constitute fair consideration and reasonably equivalent value for this Guaranty.

3.           Waivers. Without notice to or consent of Guarantor, Landlord may do or refrain from doing anything affecting any Credit or any Security, including the following. [a] granting; or not granting any indulgences to anyone liable for payment of the Credit or any Security; [b] failing to get or to perfect any Security; [c] failing to get an enforceable agreement to repay the Credit; [d] releasing any Security or anyone or any property from liability for payment of the Credit; [e] changing the Lease or any agreement relating to the Credit or any Security; [f] extending the time for payment of the Credit, including extending the time beyond the term of the Lease; [g] exercising any right or remedy, including, without limitation, eviction of Tenant or termination of the Lease; [h] applying any funds received from Tenant, Guarantor or any other party and any funds realized from any Security in such manner and in such order or priority as Landlord elects in its sole discretion; and [i] delaying in enforcing or failing to enforce any rights to payments of the Credit or rights against any Security. In the event that Landlord forecloses or otherwise realizes on any Security for repayment of the Credit, Guarantor agrees that the purchase price at any judicial or other sale of the Security paid by Landlord or any other party shall be conclusive evidence of the value of the Security, and Landlord shall have an absolute right to obtain a deficiency judgment of all amounts due in excess of such purchase price, to the extent permitted by applicable law. Guarantor waives the right to contest the value of the Security through appraisals or otherwise, and waives any defense to a deficiency judgment that Guarantor may have pursuant to any statute or other applicable law.

4.           Defects in Security, Etc. Guarantor's liability under this Guaranty shall not be affected by [a] any default in any document concerning any Credit or Security when accepted by Landlord or arising any time thereafter; [b] the unenforceability of or defect in any Security or document relating to any Credit; [c] any decline in the value of any Security; [d] Landlord's failure to obtain any Security or to perfect Landlord's security interest therein; [e] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of Tenant, Guarantor or anyone liable for any Security or the start of insolvency proceedings by or against any such person or entity; [f] any termination of the leasehold estate created by the Lease to the extent Tenant remained liable under the Lease; [g] the release or discharge of Tenant in any Landlord's, receivership, bankruptcy, other insolvency proceedings, or other proceedings; [h] impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of the federal Bankruptcy Code or other statutes or from the decision of any court; [i] the rejection or disaffirmance of the Lease in any such proceedings; [j] the assignment or transfer of the Lease by Tenant; [k] any disability or other defense of Tenant; [l] the cessation from any cause whatsoever of the liability of Tenant under the Lease; or [m] any reorganization, merger, consolidation, combination or sale of substantially all the assets of Tenant.

5.           Waiver of Surety's Defenses. GUARANTOR WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES.

6.           Unconditional Obligation. If Tenant fails to pay all or any part of any Credit when due after expiration of any applicable grace, notice or cure period, Guarantor shall immediately pay to Landlord all amounts then due and payable in connection with any Credit, regardless of whether or not Landlord first pursues Tenant or exhausts any of its rights or remedies against Tenant, any other guarantor, others or other Security. Guarantor shall not have any right of subrogation to the rights of Landlord against any of the assets of Tenant or any other guarantor of the Lease until after indefeasible payment in full of the Credit.

7.           Continuing Obligation. This Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, modifications, increases and reductions of the Lease. Documents and the Credit. Guarantor's liability under this Guaranty shall not be reduced or cancelled by any such action and shall be deemed modified in accordance with the terms of such action, whether or not Guarantor has notice of such action.

8.           Successors and Assigns. This Guaranty is for the benefit of Landlord, its successors and assigns, and, in the event of an assignment by Landlord, its successors or assigns, of the Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness.

9.           Counterparts. This Guaranty may be executed in a number of identical counterparts, each of which for all purposes is deemed an original; further, the failure of any one or more Guarantors to execute a counterpart hereof shall not affect or impair the validity or enforceability of this Guaranty against the Guarantors executing this Guaranty.

10.         Headings. The paragraph headings hereof are inserted for convenience of reference only and shall not alter, define or be used in construing the text of such paragraphs.

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11.         Attorney's Fees. In case it should be necessary for either party to bring any action under this Guaranty for the enforcement of any of such party's rights hereunder, then in each and any such case such party shall, if it prevails in such action, be entitled to recover its reasonable attorneys' fees, court costs and expenses of litigation.

12.         Governing Law and Place of Performance. GUARANTOR AGREES THAT THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT 1S PERFORMABLE IN BEXAR COUNTY, TEXAS, AND GUARANTORS HEREBY WAIVE THE RIGHT TO BE SUED ELSEWHERE.

/s/ Nikolas Konstant
NIKOLAS KONSTANT

EXHIBIT A

Legal Description

For a 2.243 of an acre tract of land situated in the City of San Antonio, Bexar County, being a portion of Lot 40, Block 1, New City Block 12811, OAKHILLS PARK SUBDIVISION, Unit 1, of record in Volume 5970, Page 28 of the Plat Records of Bexar County, Texas; said 2.243 acre tract being more particularly described as follows:

BEGINNING, at a ½ inch rod set on the Northeasterly right-of-way line of Babcock Road (ROW varies) for the Westerly corner of said Lot 40, and herein described tract;

THENCE, N 41°27’32”E, along the Northwesterly line of said Lot 40, a distance of 315.00 feet to a PK nail found for the Northerly corner of said Lot 40 and herein described tract;

THENCE, S 48°36’12”E, along the Northeasterly line of said Lot 40, a distance of 310.38 feet to a ½ inch iron rod set for the Easterly corner of said Lot 40 and herein described tract;

THENCE, S 41°31’56”W, along the Southeasterly line of said Lot 40, a distance of 315,00 feet to a ½ inch iron rod set, on the Northeasterly Right-of-Way line of Babcock Road (ROW varies) for the Southerly corner of said Lot 40 and herein described tract;

THENCE, N 48°36’12”W, along the Northeasterly Right-of-Way line of Babcock Road (ROW varies), a distance of 309.99 feet to the Point of Beginning of herein described tract, and containing 2.243 acres of land, more or less.